Exhibit 4.1
AMENDMENT NO. 8 AND CONSENT
     This Amendment No. 8 and Consent (“Amendment”) dated as of March 24, 2009 (“Effective Date”) is among Mariner Energy, Inc., a Delaware corporation (the “Parent”), Mariner Energy Resources, Inc., a Delaware corporation (“Mariner Energy Resources” and together with the Parent, the “Borrowers”, each a “Borrower”), the Lenders (as defined in the Credit Agreement described below), and Union Bank of California, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).
RECITALS
     A. The Borrowers, the Lenders, the Issuing Lender and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of March 2, 2006, as amended by Amendment No. 1 and Consent dated as of April 7, 2006, Amendment No. 2 dated as of October 13, 2006, Amendment No. 3 and Consent dated as of April 23, 2007, Amendment No. 4 dated as of August 24, 2007, Amendment No. 5 and Agreement dated as of January 31, 2008, Master Assignment, Agreement and Amendment No. 6 dated as of June 2, 2008, and Amendment No. 7 dated as of December 12, 2008 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
     B. The Parent intends to enter into a Security Agreement in substantially the same form as the attached Exhibit A (together with such changes as the Administrative Agent shall approve in its sole reasonable discretion and any amendments thereto so long as such amendments are not adverse to the Lenders, the “OIL Security Agreement”), pursuant to which the Parent will grant liens in favor of OIL Insurance Limited (the “OIL Liens”) on insurance proceeds (the “Subject Insurance Proceeds”) in an amount not to exceed $50,000,000 in the aggregate payable to the Parent by OIL Insurance Limited as a result of the property damage claim under OIL Policy 2006-285 relating to damage sustained from Hurricane Ike (otherwise known as OIL claim number 36763); provided that in no event shall the initial $50,000,000 of insurance proceeds payable to Parent in respect of such claim constitute Subject Insurance Proceeds.
     C. The Borrowers have requested that the Lenders consent to the subordination of the Lenders’ liens with respect to the Subject Insurance Proceeds to the OIL Liens.
     D. The Borrowers, the Administrative Agent and the Lenders wish to, subject to the terms and conditions of this Amendment, (i) consent to the subordination of the Lenders’ liens with respect to the Subject Insurance Proceeds to the OIL Liens, (ii) redetermine the amount of the Borrowing Base, and (iii) amend the Credit Agreement as provided herein.
     THEREFORE, the Borrowers, the subsidiaries of the Borrowers signatory hereto (the “Guarantors”), the Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:

ARTICLE I.
DEFINITIONS
     Section 1.01 Terms Defined Above. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.
     Section 1.02 Terms Defined in the Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
     Section 1.03 Other Definitional Provisions. The words “hereby”, “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” when used in this Amendment shall refer to this Amendment as a whole and not to any particular Article, Section, subsection or provision of this Amendment. Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Amendment unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Amendment or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.
ARTICLE II.
BORROWING BASE
     Section 2.01 Redetermination of Borrowing Base. Subject to the terms of this Amendment, the parties hereto agree that, as of the Effective Date, the Borrowing Base shall be equal to $850,000,000 and such Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined in accordance with the Credit Agreement.
ARTICLE III.
CONSENT
     Section 3.01 Consent; Acknowledgment; Agreement. Subject to the terms of this Amendment, the Administrative Agent and the Lenders hereby consent to the subordination of the Lenders’ Liens with respect to the Subject Insurance Proceeds (and only with respect to the Subject Insurance Proceeds) to the OIL Liens. Nothing contained herein shall be construed to be (a) a consent to the subordination of the Lenders’ Liens on any proceeds or assets, other than the Subject Insurance Proceeds, (b) a consent to the release of any Lien (including, without limitation, any Liens on the Subject Insurance Proceeds) or (c) a subordination of the Obligations to any obligations owing by any Borrower or Guarantor to OIL Insurance Limited. The consent by the Lenders and by the Administrative described in this Section 3.01 is referred to herein as the “Consent”. The Consent by the Lenders and by the Administrative Agent described in this Section 3.01 is contingent upon the satisfaction of the conditions described in the conditions precedent set forth below. Such Consent is strictly limited to the extent described herein. Nothing contained herein shall be construed to be a consent to or a permanent waiver of the Sections covered by the Consent provided for herein or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents. The Lenders reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document. The description herein of the Consent is based upon the information provided to the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any Defaults or Events of Default. The failure of the Lenders to give notice to any Borrower or any Guarantors of any such Defaults or Events of Default is not intended to be nor shall be a waiver thereof. Subject to the Consent, each Borrower hereby agrees and acknowledges that the Lenders require and will require strict performance by such Borrower of all of its obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents, and no inaction or action regarding any Default or Event of Default is intended to be or shall be a waiver thereof.
     Section 3.02 Authorization to Subordinate Liens. In connection with the Consent, each Lender hereby authorizes the Administrative Agent to subordinate any Lien granted to or held by the Administrative Agent on the Subject Insurance Proceeds to the OIL Liens.
ARTICLE IV.
AMENDMENTS TO CREDIT AGREEMENT
     Section 4.01 Section 1.01 (Certain Defined Terms). Section 1.01 of the Credit Agreement is hereby amended as follows:
          (a) The defined term “Commitment Fee Rate” is hereby deleted in its entirety and replaced with the following:
          “Commitment Fee Rate” means a per annum rate equal to 0.50%.
          (b) The defined term “Debt” is hereby amended by adding the following sentence to the end thereof:
Notwithstanding the foregoing, the “Debt” of any Person shall not include the OIL Obligations.
          (c) The following new terms are added in alphabetical order:
     “Amendment No. 8” means the Amendment No. 8 dated as of March 24, 2009 which amends this Agreement
     “OIL” means OIL Insurance Limited.
     “OIL Obligations” means the premium payable by the Parent to OIL in the event that the Parent withdraws from OIL.

     “OIL Security Agreement” has the meaning assigned to that term in Amendment No. 8.
     “Subject Insurance Proceeds” means insurance proceeds in an amount not to exceed $50,000,000 in the aggregate payable to the Parent by OIL as a result of the property damage claim under OIL Policy 2006-285 relating to damage sustained from Hurricane Ike (otherwise known as OIL claim number 36763); provided that in no event shall the initial $50,000,000 of insurance proceeds payable to Parent in respect of such claim constitute Subject Insurance Proceeds.
     Section 4.02 Article V (Affirmative Covenants). Article V of the Credit Agreement is hereby amended by adding a new Section 5.14 to the end thereof as follows:
     Section 5.14 OIL Obligations. The Borrower Representative shall promptly (a) upon execution thereof, provide to the Administrative Agent a complete copy of the fully executed OIL Security Agreement and any amendments thereto, and (b) notify the Administrative Agent in writing if the OIL Obligations exceed $50,000,000 in the aggregate at any time.
     Section 4.03 Section 6.01 (Liens, Etc.). Section 6.01 of the Credit Agreement is hereby amended by (1) deleting “and” at the end of clause (l), (2) changing clause (m) to clause (n), and (3) inserting the following new clause (m) in appropriate order:
     (m) Liens arising pursuant to the OIL Security Agreement which secure the OIL Obligations; provided that such Liens encumber only the Subject Insurance Proceeds and not any other assets of any Borrower or any Subsidiary of a Borrower; and
     Section 4.04 Schedule I (Pricing Grid). Schedule I to the Credit Agreement is hereby deleted and replaced with Schedule I hereto.
ARTICLE V.
REQUESTS AND AGREEMENTS
     Section 5.01 Borrowing Base Redetermination. The Borrower Representative hereby (a) agrees to deliver to the Administrative Agent and each Lender the Internal Engineering Report required under Section 2.02(b) of the Credit Agreement on or before July 31, 2009, and (b) notifies the Administrative Agent that effective July 31, 2009 the Borrower Representative requests that the amount of the next Borrowing Base be $800,000,000 pursuant to Section 2.02(d) of the Credit Agreement. Each request, notice and agreement in this Section 5.01 is binding on the Borrowers and shall not be revoked without the consent of all the Lenders.
ARTICLE VI.
REPRESENTATIONS AND WARRANTIES
     Section 6.01 Borrowers Representations and Warranties. Each of the Borrowers represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, after giving effect to the terms of this Amendment, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties remain true and correct as of such certain date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate power and authority of each of the Borrowers and have been duly authorized by appropriate corporate action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of each of the Borrowers enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses or approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; and (f) the Liens under the Security Instruments are valid and subsisting and secure each of the Borrowers’ obligations under the Loan Documents.
     Section 6.02 Guarantors Representations and Warranties. Each Guarantor represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties remain true and correct as of such certain date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate power and authority of each of the Guarantors and have been duly authorized by appropriate corporate action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of each of the Guarantors enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses or approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; (f) it has no defenses to the enforcement of its Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure each Guarantor’s obligations under the Loan Documents.
ARTICLE VII.
CONDITIONS
     This Amendment shall become effective and enforceable against the parties hereto, and the Credit Agreement shall be amended as provided herein, upon the occurrence of the following conditions precedent:
     Section 7.01 Documentation. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Amendment, duly and validly executed and delivered by duly authorized officers of the Borrowers, the Guarantors, the Administrative Agent, the Issuing Lender and the Required Lenders.
     Section 7.02 Payment of Fees. The Borrowers shall have paid all costs and expenses that have been invoiced and are payable pursuant to Section 10.04 of the Credit Agreement.

     Section 7.03 No Default. No Default shall have occurred and be continuing.
     Section 7.04 Representations and Warranties. The representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects other than such representations and warranties that speak of a certain earlier date, which representations and warranties shall be true and correct as of such earlier date.
ARTICLE VIII.
MISCELLANEOUS
     Section 8.01 Effect on Loan Documents; Acknowledgments.
          (a) Each of the Borrowers acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.
          (b) The Administrative Agent, the Issuing Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Amendment shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents other than as expressly set forth above, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.
          (c) Each of the Borrowers, the Guarantors, the Administrative Agent, the Issuing Lender and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and each of the Borrowers and the Guarantors acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Amendment or the consent granted hereunder.
          (d) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Amendment.
          (e) This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.
     Section 8.02 Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in its Guaranty), as such Guaranteed Obligations may have been amended by this Amendment, and its execution and deliver of this

Amendment does not indicate or establish an approval or consent requirement by such Guarantor under its Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.
     Section 8.03 Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Amendment may be executed by facsimile signature and all such signatures shall be effective as originals.
     Section 8.04 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Lenders, the Borrowers and the Administrative Agent hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
     Section 8.05 Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.
     Section 8.06 Governing Law. This Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.
     Section 8.07 Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[SIGNATURES BEGIN ON NEXT PAGE]

     EXECUTED effective as of the date first above written.

MARINER ENERGY, INC.
By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez,
Senior Vice President – Corporate Development

MARINER ENERGY RESOURCES, INC.
By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez,
Senior Vice President – Corporate Development

MARINER LP LLC, a Delaware limited liability company
By: Mariner Energy, Inc., its sole member

By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez,
Senior Vice President – Corporate Development

MC BELTWAY 8 LLC, a Delaware limited liability company
By: Mariner Energy, Inc. as its manager

By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez,
Senior Vice President – Corporate Development

MARINER GULF OF MEXICO LLC, a Delaware limited liability company
By: Mariner Energy, Inc., its sole member

By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez,
Senior Vice President – Corporate Development

Schedule I

UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent, Issuing Lender, Lender, Joint Lead Arranger and Sole Book Runner

By: Name:	/s/ Damien Meiburger Damien Meiburger
Title:	Senior Vice President
Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BNP PARIBAS, as a Lender, Joint Lead Arranger and Syndication Agent

By: Name:	/s/ Douglas R. Liftman Douglas R. Liftman
Title:	Managing Director

By: Name:	/s/ Polly Schott Polly Schott
Title:	Director
Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BMO CAPITAL MARKETS FINANCING, INC., as a Lender and as a Co-Documentation Agent

By: Name:	/s/ James V. Ducote James V. Ducote
Title:	Director
Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

GUARANTY BANK, as a Lender and as a Co-Documentation Agent

By: Name:	/s/ Kelly L. Elmore III Kelly L. Elmore III
Title:	Senior Vice President
Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

JPMORGAN CHASE BANK, N.A. , as a Lender and as a Co-Documentation Agent

By:
Name:
Title:

Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CAYLON NEW YORK BRANCH, as a Lender

By:	/s/ Tom Byargeon
Name:	Tom Byargeon
Title:	Managing Director

By:	/s/ Michael D. Willis
Name:	Michael D. Willis
Title:	Managing Director
Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CITICORP USA, INC., as a Lender

By:	/s/ Amy Pincu
Name:	Amy Pincu
Title:	Vice President
Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ D. G. Mills
Name:	D. G. Mills
Title:	Managing Director
Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:
Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

COMERICA BANK, as a Lender

By:	/s/ Matt Turner
Name:	Matt Turner
Title:	Corporate Banking Officer
Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

NATIXIS, as a Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Director
Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BANK OF SCOTLAND plc, as a Lender

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President
Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CAPITAL ONE, N.A., as a Lender

By:	/s/ Paul D. Hein
Name:	Paul D. Hein
Title:	Vice President
Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, NEW YORK BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By: Name:	/s/ Kenneth R. Batson, III Kenneth R. Batson, III
Title:	Vice President
Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

THE FROST NATIONAL BANK, as a Lender

By: Name:	/s/ Thomas Dungan Thomas Dungan
Title:	Senior Vice President
Signature Page to Amendment No. 8 and Consent
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

SCHEDULE I
PRICING GRID
Applicable Margins

		Eurodollar Rate
Utilization Level*	Reference Rate Advances	Advances
Level I	1.000%	2.25%
Level II	1.000%	2.50%
Level III	1.250%	2.75%
Level IV	1.500%	3.00%

*	Utilization Levels are described below and are determined in accordance with the definition of “Utilization Level.”
1. Level I: If the Utilization Level is less than or equal to 50%
2. Level II: If the Utilization Level is greater than 50% but less than or equal to 75%
3. Level III: If the Utilization Level is greater than 75% but less than or equal to 90%
4. Level IV: If the Utilization Level is greater than 90%
Schedule I

EXHIBIT A
Dated as of
B E T W E E N:
Oil Insurance Limited
and
Mariner Energy, Inc.
·

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made as of the _____, 2009 (this “Agreement”)
BETWEEN:
(1)	Oil Insurance Limited, an insurance company incorporated under the laws of Bermuda with its registered office located at 30 Woodbourne Avenue, Pembroke, Bermuda ( “OIL”); and

(2)	Mariner Energy, Inc., a company incorporated under the laws of the State of Delaware, United States of America with its registered office at The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801 (the “Grantor”).
WHEREAS:
(A)	The Grantor is a member and insured of OIL. OIL provided and continues to provide insurance for certain losses incurred by the Grantor under the terms of certain insurance contracts (the “Insurance Cover”).

(B)	The Grantor is obligated by OIL to provide a letter of credit (the “LoC”) in favour of OIL by way of security in respect of certain of its obligations under the Oil Insurance Limited Shareholders’ Agreement (as effective as of the date hereof, the “Shareholders’ Agreement”) and the Insurance Cover (the “Obligations”).

(C)	The Grantor has requested that OIL waive all or a part of the requirement for the Grantor to provide the LoC as the Grantor and OIL agree, at this time, that the Obligations will be exceeded by the payment obligations of OIL to the Grantor in respect of the property damage claim under OIL Policy 2006-285 relating to damage sustained from Hurricane Ike on September 13, 2008, otherwise known as OIL claim number 36763 (the “Claim”).

(D)	OIL has a duty to all of its members to ensure that it can meet all of its obligations in full and in order to assist the Grantor, OIL has agreed to replace all or a part of the requirement of an LoC with the pledge under this Agreement to secure the Obligations.
NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor and OIL agree as follows:
Security Agreement

1 Pledge
As security for the payment and performance in full of the Obligations, the Grantor hereby assigns and pledges to OIL all of the Grantor’s right, title and interest in and to the sum of the next [FIFTY] MILLION UNITED STATES DOLLARS ($[50],000,000 USD) (the “Pledged Sum”) in excess of such amount (initially set at US$[50],000,000 USD) payable by OIL to the Grantor in respect of the Claim (the “Security Interest”), which amount as confirmed by OIL upon its receipt of supporting documentation on the Claim submitted by the Grantor; provided that OIL shall not be required to make payment to the Grantor of the last US$[50],000,000 payable under the Claim, as adjusted, prior to the termination and release of all Obligations.
2 Termination or Release
(a)	Subject to the exercise of OIL’s rights set out in Section 2(b) below, upon the earlier of (i) expiration of the period ending on December 31, 2009 (the “Initial Term”), or (ii) Grantor’s provision to OIL of an LoC or other security for the Obligations acceptable to OIL, or (iii) such time as the Obligations shall have been duly paid and discharged in full in accordance with the provisions of the Shareholders’ Agreement and the Insurance Cover, and the Grantor shall have no further obligations whatsoever, actual or contingent, under or in connection with the Shareholders’ Agreement or the Insurance Cover, this Agreement, the Security Interest and all other security interests granted hereby shall be automatically terminated and released with respect to all Obligations without further actions by any party.

(b)	OIL shall have the right, at its sole discretion, upon giving notice in writing to the Grantor at least ten business days prior to the expiration of the Initial Term, to extend the period of this Agreement for 90 days or such other period as determined by OIL (each such period, a “Term”). In the event of an extension, the relevant “Term” shall substitute all references to the “Initial Term” and its corresponding period in this Section 2.
3 Service
The Grantor agrees that service of process in any legal action or proceeding relating to the Pledged Sum or this Agreement may be made by delivery to the Grantor at its registered address set forth at the preamble of this Agreement, and that, in any suit instituted against the Grantor upon this Agreement, the Grantor will abide by the final decision of such court or of an appellate court in the event of an appeal.
4 Further Assurances
The Grantor and OIL, on behalf of themselves and their respective successors and assigns, shall execute, acknowledge or verify, and deliver any and all agreements, documents, instruments, reports or filings, and take any and all other actions, which from time to time may be reasonably requested by the other party to this Agreement to carry out the purposes and intent of the Pledged Sum and this Agreement.
Security Agreement

5 Entire Agreement
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, between the parties with respect to the matters which are the subject hereof.
6 Amendment
Any term of this Agreement may be amended or modified in whole or in part and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing and signed by the party against whom such amendment or waiver is sought to be enforced.
7 Severability
If any provisions of this Agreement as applied to any party or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of the Pledged Sum and this Agreement.
8 Successors and Permitted Assigns
This Agreement shall remain in full force and effect and shall be binding on and inure to the benefit of OIL and the Grantor and their respective successors and permitted assigns, and this Agreement shall not confer any rights or remedies on any other person.
9 Filings
The Grantor hereby consents to and agrees to assist OIL in any filings or other steps to be reasonably taken to implement or perfect any charge or security interest or other interest of OIL hereunder or to effectuate and secure the Pledged Sum at the expense of OIL.
10 Representations
The Grantor hereby represents and warrants that:
(i)	it is duly incorporated and validly existing under, and in compliance in all material respects with, the laws of the State of Delaware, United States of America, and has full corporate power to execute, deliver and perform this Agreement;

(ii)	the execution, delivery and performance of this Agreement have been and remain duly authorized by all necessary corporate action and do not contravene in any material respect any provision of the Grantor’s constitutional documents, as amended to date, or any agreement to which the
Security Agreement

Grantor is bound, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Grantor or its assets;

(iii)	no material consents, licenses, clearances, authorizations or approvals of, or registrations or declarations with, any governmental authority or regulatory body with jurisdiction within the United States of America is necessary in connection with the execution, delivery and performance of this Agreement;

(iv)	the Pledged Sum is free and clear of any senior charge or lien whatsoever;

(v)	this Agreement constitutes the legal, valid and binding obligations of the Grantor enforceable under the laws of the State of Texas against the Grantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
11 Governing Law
The terms and conditions of this Agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of Bermuda. The parties to this Agreement hereby irrevocably agree that the courts of Bermuda shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (“Proceedings”) which may arise out of or in connection with this Agreement and waive any objection to Proceedings in the courts of Bermuda on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.
15 Counterparts
This Agreement may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.
Security Agreement

     IN WITNESS WHEREOF, the parties hereto have duly signed this Agreement as of the day and year first before written.

SIGNED for and on behalf of	)
OIL INSURANCE LIMITED	)
	)	Name: George F. Hutchings
Title: Chief Operating Officer- OIL Insurance Limited
SIGNED for and on behalf of	)
MARINER	)
ENERGY, INC.	)
Name: John H. Karnes
Title: Senior Vice President and
Chief Financial Officer
Security Agreement